UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: September 4, 2011
(Date of earliest event reported)

VASOMEDICAL, INC.
(Exact name of registrant as specified in charter)

Delaware	0-18105	11-2871434
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

180 Linden Avenue, Westbury, New York	11590
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (516) 997-4600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K of Vasomedical, Inc. (the “Company”) filed with the Securities and Exchange Commission on September 12, 2011 (the “Original Report”) related to the completion of the Company’s  purchase of all the outstanding capital stock of privately held Fast Growth Enterprises Limited (“FGE”), a British Virgin Islands company that owns Life Enhancement Technology Limited and Biox Instruments Co. Ltd.,  pursuant to a Stock Purchase Agreement dated as of August 19, 2011.  In response to parts (a) and (b) of Item 9.01of the Original Report, the Company stated that it would file the required financial statements of businesses acquired and pro forma financial information by amendment, as permitted by Items 9.01(a)(4) and (b)(2) of Form 8-K.  This Form 8-K/A amends the Original Report to include the financial statements of businesses acquired and the pro forma financial information required by Items 9.01 (a)(1) and (b)(1) of Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.   The audited financial statements for the year ended December 31, 2010 and the unaudited financial statements for the six months ended June 30, 2011 of each of the businesses acquired are attached hereto as Exhibit 99.1 and incorporated herein by reference.

(b)           Pro Forma Financial Information.  The unaudited pro forma combined balance sheet as of August 31, 2011 and unaudited pro forma combined statements of operations for the three months ended August 31, 2011 and the twelve months ended May 31, 2011, in each case giving effect to the acquisition of FGE, is attached hereto as Exhibit 99.2 and incorporated herein by reference.

 (d)             Exhibits

Exhibit Number	Exhibit Title
99.1	Audited Financial Statements listed in Item 9.01(a).
99.2	Unaudited Pro Forma Financial Information listed in Item 9.01(b).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VASOMEDICAL, INC. By: /s/ Jun Ma Jun Ma President and Chief Executive Officer
Date:  November 11, 2011